UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

HEALTHCARE SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-12015

Pennsylvania	23-2018365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

3220 Tillman Drive, Suite 300, Bensalem, Pennsylvania	19020
(Address of principal executive office)	(Zip code)

Registrant's telephone number, including area code: 215-639-4274

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( )    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
( )    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

On December 19, 2013, Healthcare Services Group, Inc. (the “Company”) announced that it filed its application with the New Jersey Department of Banking and Insurance to form HCSG Insurance Corp., a captive insurance company. Subject to regulatory approval, the wholly-owned captive insurance subsidiary will provide its parent company with certain insurance-related services. The Company’s Vice President of Human Resources & Risk Management, Andrew W. Kush, AAI, will serve as President of HCSG Insurance Corp. Additional executive officers of HCSG Insurance Corp. will include:

Matthew J. McKee, MBA, Vice President; Mr. McKee also serves as the Company’s Director of Marketing.

John C. Shea, MBA, CPA, Treasurer; Mr. Shea also serves as the Company’s Chief Financial Officer.

John J. Emslie, Esq., Secretary; Mr. Emslie also serves as the Company’s Associate Corporate Counsel.

In conjunction with the Company's planned incorporation of HCSG Insurance Corp., the Company entered into amended and restated loan agreements with PNC Bank, National Association to increase their existing bank line and letter of credit availability to $125,000,000. The proceeds available under the facility may be used for the funding of its captive insurance company as well as general corporate purposes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement or a Registrant

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2013, Company announced the appointment of Jason J. Bundick, Esq. to General Counsel & Secretary. Mr. Bundick will continue to serve as the Company's Chief Compliance Officer.

There is no family relationship between Mr. Bundick and any other executive officer or director of the Company, and there is no arrangement or understanding under which he was appointed. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Bundick has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Bundick's appointment is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

( a )    Not applicable
( b )    Not applicable
( c )    Not applicable
( d )    Exhibits. The following exhibits are being furnished herewith:

Exhibit Number	Description
99.1	Press Release dated December 19, 2013 issued by Healthcare Services Group, Inc.
99.2
Amended and Restated Loan Agreement, dated as of December 18, 2013, among Healthcare Services Group, Inc., Huntingdon Holdings, Inc. and HCSG Staff Leasing Solutions, LLC (individually and collectively, the "Borrower") and PNC Bank, National Association (the "Bank")

99.3
Amended and Restated Committed Line of Credit Note, dated as of December 18, 2013, among Healthcare Services Group, Inc., Huntingdon Holdings, Inc. and HCSG Staff Leasing Solutions, LLC (individually and collectively, the "Borrower") and PNC Bank, National Association (the "Bank")

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.
Date: December 19, 2013	By:	/s/ John C. Shea
Name: John C. Shea Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 19, 2013 issued by Healthcare Services Group, Inc.
99.2
Amended and Restated Loan Agreement, dated as of December 18, 2013, among Healthcare Services Group, Inc., Huntingdon Holdings, Inc. and HCSG Staff Leasing Solutions, LLC (individually and collectively, the "Borrower") and PNC Bank, National Association (the "Bank")

99.3
Amended and Restated Committed Line of Credit Note, dated as of December 18, 2013, among Healthcare Services Group, Inc., Huntingdon Holdings, Inc. and HCSG Staff Leasing Solutions, LLC (individually and collectively, the "Borrower") and PNC Bank, National Association (the "Bank")